EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

      We consent to the incorporation by reference in Registration Statement No. 333-101494 on Form S-8, Registration Statement No. 333-83658 on Form S-8, Registration Statement No. 333-83656 on Form S-8 and Registration Statement No. 333-72931 on Form S-8 of Dycom Industries, Inc., of our report dated August 22, 2003, appearing in this Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 26, 2003.

DELOITTE & TOUCHE LLP

West Palm Beach, Florida

September 30, 2003

52